                                                               EXHIBIT 10.14.6

                              EMPLOYMENT AGREEMENT
                              --------------------


This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 1, 1998, by and between PACIFIC CREST CAPITAL, INC., a Delaware corporation (hereinafter referred to as "EMPLOYER") and JOSEPH FINCI (hereinafter referred to as "EMPLOYEE"), on the following terms and conditions:


     1.  TERM OF AGREEMENT; DUTIES

         (a) TERM. EMPLOYER hereby agrees to employ EMPLOYEE as the Senior Vice President of EMPLOYER for a two year period, commencing on the date hereof, and EMPLOYEE hereby agrees to accept such employment for such period, subject to earlier termination under the circumstances provided herein. The term of this Agreement shall be extended automatically to cover successive periods of one year each unless, at least one year prior to the end of the original or any renewal term hereof, EMPLOYEE gives written notice to the President of EMPLOYER, or EMPLOYER gives written notice to EMPLOYEE, of an intent to terminate this Agreement at the end of such term.

         (b) DUTIES. EMPLOYEE, subject to the direction and control of the Board of Directors, shall devote all of EMPLOYEE'S productive time, attention and energies to discharging, and shall perform, such executive duties and managerial responsibilities as may from time to time be specified by EMPLOYER, and will use EMPLOYEE'S best efforts to promote the interest of EMPLOYER and its subsidiaries and affiliates and the performance of such duties and responsibilities shall be EMPLOYEE'S exclusive employment for compensation; provided, however, that nothing herein contained shall be deemed to limit EMPLOYEE'S right to make passive investments in non-affiliated companies.

         (c) EXTENSION OF TERM OF EMPLOYMENT UPON CERTAIN CORPORATE CHANGES. For purposes of this paragraph (c), "Extension Date" shall mean the effective date of a transaction pursuant to which (i) EMPLOYER ceases to be an independent publicly owned corporation, (ii) all or substantially all of the assets of EMPLOYER (including by not limited to the stock of EMPLOYER'S subsidiaries)are sold, (iii) all or substantially all of the assets, or a majority of the outstanding capital stock, of Pacific Crest Bank are sold to a purchaser which is not controlled by EMPLOYER, (iv) EMPLOYER is merged with or into another corporation which is to be the surviving corporation, or (v) a majority of the outstanding capital stock of EMPLOYER becomes owned or held, directly or indirectly, in such transaction or series of transactions by a person or entity other than EMPLOYER, its subsidiary or affiliate, or by a "group" as such term is defined in Rule 13 d-1 of the Securities and Exchange Act of 1934, which prior to such transaction or series of transactions did not include EMPLOYER, its subsidiaries or affiliates. Notwithstanding paragraph (a) of this Section 1, the term of employment hereunder shall automatically be extended on the first to occur of any Extension Date. On such Extension Date, the term of employment hereunder shall be extended to cover the two-year period commencing on such Extension Date.

     2. COMPENSATION. EMPLOYER shall compensate EMPLOYEE for the services to be rendered by EMPLOYEE hereunder during the term of EMPLOYEE'S employment, including all services to be rendered as an officer and executive of EMPLOYER, its subsidiaries and affiliates, at an annual base rate to be determined from time to time, and in no event less frequently than annually, during the term of this Agreement as follows (the "Base Rate"):

         (a) The Base Rate shall be $97,344 per year during the period from the date hereof through December 31, 1998; and

         (b) The Base Rate for each subsequent calendar year or portion thereof during which this Agreement is in effect shall be no less than the Base Rate for the prior calendar year and may be increased at the sole discretion of the Board of Directors of EMPLOYER based on the performance of EMPLOYER and the individual merit of EMPLOYEE.

         The applicable Base Rate shall be payable not less frequently than monthly in accordance with the regular salary procedure from time to time adopted by EMPLOYER. There shall be deducted from all compensation paid to EMPLOYEE such sums, including but not limited to Social Security, income tax withholding, employment insurance, and any and all other such deductions as EMPLOYER is by law obligated to withhold. Notwithstanding anything to the contrary contained herein, the salary of EMPLOYEE may be increased by the Board of Directors of EMPLOYER but shall, for any employment year covered by this Agreement, be at least at a Base Rate herein above set forth, plus any incentive arrangements to be determined by the Board of Directors.

         EMPLOYEE shall be reimbursed for EMPLOYEE'S reasonable and actual out-of-pocket expenses incurred by EMPLOYEE in performance of EMPLOYEE'S duties and responsibilities hereunder, provided EMPLOYEE shall first furnish proper vouchers and expense accounts setting for the information required by the United States Treasury Department for deductible business expenses.

         EMPLOYEE shall be entitled to participate in and shall be included in such insurance, pension, profit sharing, stock options, stock purchase and other employee benefit plans ("Benefit Plans") of EMPLOYER as are in effect from time to time during the term of this Agreement for other employees of EMPLOYER who are employed by EMPLOYER in similar executive capacities as EMPLOYEE; provided, however, that nothing in this Agreement shall in any way require EMPLOYEE to be covered by any Benefit Plan if EMPLOYEE'S participation is not required by the terms of the Benefit Plan.

     3. DISABILITY. If, on account of any physical or mental disability, EMPLOYEE shall fail or be unable to perform under this Agreement for any period of one hundred twenty (120) consecutive days or for an aggregate period of one hundred twenty (120) or more days during any consecutive twelve-month period, then and in that event EMPLOYER may, at its option, at any time thereafter, upon written notice to EMPLOYEE, terminate the employment relationship provided for in this Agreement. In such event, EMPLOYEE'S requirement to render services hereunder and EMPLOYER'S requirement to compensate EMPLOYEE hereunder shall terminate and come to an end upon the date such notice is given as if such date were the termination of this Agreement; provided, however, that if EMPLOYER terminates the employment relationship as a result of EMPLOYEE'S disability, then EMPLOYEE shall be entitled to receive, as disability compensation, payments at the Base Rate previously set forth for the remaining term of this Agreement payable not less frequently than monthly. The option to terminate the employment in the event of a disability herein provided is separate, distinct and additional to any right on the part of EMPLOYER to terminate this Agreement, as provided in Section 6 hereof. EMPLOYER may, at its option, apply for disability income insurance and, if so, any obligation on the part of EMPLOYER to pay EMPLOYEE any payments on account of any physical or mental disability of EMPLOYEE as specified above, shall be credited with the amount of any payments to EMPLOYEE under any such disability income policy but not any payments to EMPLOYEE under any state disability insurance.


     4. DEATH. In the event that EMPLOYEE should die during the term hereof, this Agreement will terminate. In such event, EMPLOYEE'S personal representative shall be entitled to receive, as a death benefit, in addition any other payments which EMPLOYEE'S personal representative may be entitled to receive under any Benefit Plans, payments for a period of 12 months at the Base Rate that would have then been payable to EMPLOYEE under this AGreement payable not less frequently than monthly.

     EMPLOYER may maintain life insurance on the life of EMPLOYEE, in favor of the EMPLOYER. EMPLOYEE shall have no interest whatsoever in any such policy or policies, except as otherwise provided in any split dollar life insurance agreements, but EMPLOYEE shall at the request of EMPLOYER submit to such medical examinations, supply such information, consent to such blood tests and execute such documents as may be required by the insurance company or companies to whom EMPLOYER has applied for such insurance.

     5. VACATION. EMPLOYEE shall be entitled to vacation time for each calendar year during the term of this Agreement in accordance with EMPLOYER'S vacation policy for senior management executives from time to time in effect.


     6. TERMINATION FOR CAUSE. The EMPLOYER shall have the unrestricted right to discharge the EMPLOYEE at any time for cause. Cause for discharge, to be determined in the EMPLOYER'S sole discretion, shall include, but shall not be limited to, theft or embezzlement by the EMPLOYEE from the EMPLOYER or its affiliates; fraud or other acts of dishonesty by the EMPLOYEE in the conduct of the EMPLOYER'S business or the fulfillment of EMPLOYEE'S assigned responsibilities hereunder; gross neglect by the EMPLOYEE of EMPLOYEE'S duties hereunder; the EMPLOYEE'S conviction of, or plea of NOLO CONTENDERE to, any felony or any crime involving moral turpitude; the EMPLOYEE'S failure to follow the lawful and reasonable instructions of the Board of Directors of EMPLOYER or the President; or any material breach by the EMPLOYEE of any term, provision or covenant of this Agreement. The occurrence of any event constituting cause for discharge shall permit but not require the

EMPLOYER to terminate the EMPLOYEE for cause; provided, however, that the EMPLOYER'S decision not to terminate the EMPLOYEE upon the occurrence of an event constituting cause for discharge shall not operate as a waiver of its rights provided in this Section 6 or otherwise. The decision to so terminate the EMPLOYEE, to impose lesser discipline, to take other action, or to take no action in response to any such occurrence shall be in the EMPLOYER'S sole and exclusive discretion.

     If the EMPLOYER terminates the EMPLOYEE for cause, the EMPLOYER shall be obligated to provide to the EMPLOYEE only the Base Rate salary provided for in Section 2 through the date of termination of the EMPLOYEE at the rate in effect on the date of such termination of the EMPLOYEE.


     7.  CONFIDENTIAL INFORMATION; COMPETITION

         (a) EMPLOYEE acknowledges that, in the course of employment hereunder, EMPLOYEE has and will become acquainted with confidential information belonging to EMPLOYER. This information may relate to persons, firms and corporations which are or become customers or accounts of EMPLOYER or of a subsidiary or affiliate of EMPLOYER during the term of this Agreement. None of the confidential information which EMPLOYEE may have or may obtain prior to the termination of this Agreement shall be disclosed to any other person either before or after the termination of the Agreement without the prior written permission of EMPLOYER, except such disclosures as may be necessary to the performance by EMPLOYEE of EMPLOYEE'S duties hereunder or unless such information is a part of the public domain, is within the prior knowledge of any such other person or is published anywhere without EMPLOYEE'S fault.EMPLOYEE shall return all tangible evidence of all such confidential information to EMPLOYER prior to or at the termination of EMPLOYEE'S employment.

         (b) EMPLOYEE expressly covenants and agrees that for a period of two years after the date of termination of EMPLOYEE'S employment with EMPLOYER, EMPLOYEE will not, acting alone or in conjunction with others, directly or indirectly, solicit business of any type engaged in by EMPLOYER (or any subsidiary or affiliate of EMPLOYER) from any person or business which is an account, customer of client of EMPLOYER (or any subsidiary or affiliate of EMPLOYER), or induce or attempt to influence any such account, customer or client to curtail or cancel its business with EMPLOYER (or any subsidiary or affiliate of EMPLOYER).

         (c) Because the remedy at law for any breach of the provisions of this Section 7 would be inadequate, EMPLOYEE hereby consents to the granting, by any court having jurisdiction and without the necessity of providing actual monetary loss, of an injunction or other equitable relief enjoining any breach of such provisions.

         (d) EMPLOYEE and EMPLOYER recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants and undertakings similar to those set forth in paragraph (b) of Section 7. It is the intention of EMPLOYER and EMPLOYEE that the provisions of paragraph (b) of Section 7 shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, and the unenforceability (or the modification to conform to such laws or public policies) of any provisions of such paragraph shall not render unenforceable, or impair, the remainder of the provisions of such paragraph. Accordingly, if any provisions of such paragraph shall be determined to be invalid or unenforceable, either in whole or in part, under the laws or public policies of any state or jurisdiction in which enforcement is sought, as to such state or jurisdiction the provisions of such paragraph shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the balance hereof in order to render it valid and enforceable in such state or jurisdiction.

         (e) Notwithstanding any termination of EMPLOYEE'S employment, all of the covenants and agreements of EMPLOYEE under this Section 7 shall continue in full force and effect in accordance with the terms hereof, even if such termination is for cause pursuant to Section 6.


     8. NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time delivered, if personally delivered, or twenty-four hours after deposit thereof for mailing at any general or branch United
States Post Office enclosed in a registered or certified postpaid envelope and addressed to either EMPLOYER or EMPLOYEE as the case may be, at 30343 Canwood Street, Agoura Hills, California 91301. The parties hereto may designate a different place at which notice shall be given provided, however, that any such notice of change of address shall be effective only upon receipt.

     9. ENTIRE UNDERSTANDING. This Agreement sets forth the entire understanding of the parities hereto with respect to the subject matter hereof and no other representations, warranties or agreements whatsoever have been made to EMPLOYEE, except any such incentive arrangements as may be set forth in a written Bonus Plan applicable to EMPLOYEE. This agreement shall not be modified, amended, or terminated except by another instrument in writing executed by the parties hereto.

    10. GOVERNING LAW. This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of California.


    11. ATTORNEY'S FEES. In the event it becomes necessary to commence any proceeding or action to enforce the provisions of this Agreement, the Court before whom the same shall be tried may award to the prevailing party all costs and expenses thereof, including but not limited to reasonable attorney fees, the usual, customary and lawfully recoverable Court costs, and all other expenses in connection therewith.


         The parities hereto have executed this Agreement on the day and year first above written.

                                       "EMPLOYEE"




                                       /s/ Joseph Finci
                                       ------------------------------------
                                       JOSEPH FINCI


                                       "EMPLOYER"

                                       PACIFIC CREST CAPITAL, INC.




                                       By: /s/ Gary Wehrle
                                          ---------------------------------
                                       GARY WEHRLE

                                       Title: Chairman of the Board